UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 22, 2015

PAYMEON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

5961 NE 18th Terrace, Fort Lauderdale, Florida  33308

(Address of principal executive offices) (Zip Code)

1-800-831-4743

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On October 22, 2015 (the “Closing Date”), PayMeOn, Inc. (the “Company”) issued an unsecured promissory note in the principal amount of $300,000 (the “Note”) to PDQ Auctions, LLC (“PDQ”).  The Note bears interest at an annual rate of 7% and is payable on or before October 22, 2017 (the “Maturity Date”), unless the Note is converted or prepaid prior to the Maturity Date. Subject to certain limitations below, the Note may be converted at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.35 per share, subject to adjustment.  In the event the Company issues any new or additional promissory notes that pay an interest rate that exceeds 7% per annum, then the holder shall be entitled to request an increase in the Interest rate payable on the Note to an amount equal to the rate being paid on the new or additional notes.  The conversion of the Note may be limited if, upon conversion, the holder thereof would beneficially own more than 4.9% of the Company’s common stock.  The Note may be prepaid at the option of the Company commencing 190 days after the Closing Date.  The Company issued the Note to PDQ as partial consideration to PDQ to entering into a sublease agreement as disclosed below.  The Note was issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Note contains a legend restricting transferability absent registration or applicable exemption.  A copy of the Note is incorporated herein by reference and is filed as an exhibit to this Form 8-K. The description of the transactions contemplated by the Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

ITEM 8.01

OTHER EVENTS

On the Closing Date the Company’s wholly owned subsidiary, HLM PayMeOn, Inc., entered into a sublease agreement with PDQ to lease retail premises located 2599 North Federal Highway, Fort Lauderdale, FL 33305.  The Company intends to use the premises to establish and operate a retail electric hover board, bicycle and related product store under the Company’s “irideelectric” brand.  The sublease is for an initial term of approximately 5 years at an initial monthly sum of $5,617.50 and an additional 5 year term at a monthly sum of $5,899.  As additional consideration for entering into the sublease, the Company issued PDQ the Note disclosed above.   A copy of the sublease agreement is incorporated herein by reference and is filed as an exhibit to this Form 8-K. The description of the transactions contemplated by the sublease set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit No.	Description

10.1	Unsecured Convertible Promissory Note date October 22, 2015
10.2	Sublease Agreement dated October 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMEON, INC.

/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
October 28, 2015